SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
May 15, 2006
United Bankshares, Inc.
(Exact name of registrant as specified in its charter)

West Virginia	No. 0-13322	55-0641179

(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification No.)
300 United Center
500 Virginia Street, East
Charleston, West Virginia 25301

(Address of Principal Executive Offices)
(304) 424-8800

(Registrant’s telephone number, including area code)
Not Applicable

(Former name or address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
     At the Annual Meeting of Shareholders held on May 15, 2006 (the “2006 Annual Meeting”), the shareholders of United Bankshares, Inc. (“United” or “the Company”) approved the United Bankshares, Inc. 2006 Stock Option Plan (the “2006 Plan”). United currently has options outstanding from various option plans (the “Prior Plans”); however, no common shares of United stock are available for grants under the Prior Plans as these plans have expired. Awards outstanding under the Prior Plans will remain in effect in accordance with their respective terms.
     The 2006 Plan authorizes the award of options to purchase United’s stock. Such options will be non-statutory stock options (NSOs), i.e. options that do not qualify as incentive stock options under Section 422 of the Internal Revenue Code. The form of the stock option agreement which specifies all the material terms of a potential award is attached hereto as Exhibit 10.2 to this Current Report on Form 8-K.
     The following is a summary of key terms of the 2006 Plan. The complete 2006 Plan is attached hereto as Exhibit 10.1 to this Current Report on Form 8-K. The following description is qualified in its entirety by reference to the applicable provisions of the 2006 Plan document.
Purpose of the 2006 Plan
     The 2006 Plan is designed to advance the interests of United by assisting in attracting and retaining qualified employees and providing them with increased motivation to exert their best efforts on behalf of the Company.
Eligibility
     At present, no specific grants are planned under the 2006 Plan. All grants are expected to be made on a discretionary basis, rather than pursuant to a formula. Accordingly, the amounts of any awards under the 2006 Plan to any specific person or group are not determinable at this time. Any officer and key employee of United and its subsidiaries will be eligible to receive grants under the 2006 Plan as designated by the Compensation Committee. As of May 15, 2006, the estimated number of potentially eligible recipients was approximately 250.
Administration
     The 2006 Plan will be administered by the Compensation Committee of the Board of Directors (“Committee”) of United. The Committee will have full power to construe and interpret the 2006 Plan and promulgate such regulations with respect to the 2006 Plan as it may deem desirable in accordance with applicable law. The terms and conditions of each option may vary from eligible employee to eligible employee.

Purchase Price
     The purchase price of all stock subject to option must not be less than 100% of the fair market value of United stock on the date the option is granted. Fair market value is defined as the opening bid price on the day the Compensation Committee approves the option award or, at the Compensation Committee’s discretion may be based on alternatives as determined in accordance with Section 409A of the Internal Revenue Code. As of May 15, 2006, the market value of United’s common stock, as quoted on the National Association of Securities Dealers Quotation System (“NASDAQ”) under the quotation symbol “UBSI”, was $35.47 per common share.
Term of Option
     No option shall be granted for a term of more than ten (10) years from the date the option is granted.
Vesting and Change in Control
     Subject to certain change in control provisions, recipients of options will be fully vested in and permitted to exercise options granted under the 2006 Plan three years from the grant date. Notwithstanding the vesting period, in the event of a change in control, the recipient may exercise all options previously granted beginning on the date of the execution of a binding contract which would result in a change in control, and ending on the effective date of the change in control, at which later time all unexercised options in effect at such time will terminate. Change in control is defined in the 2006 Plan. See Exhibit 10.1.
Exercise of Options
     Each option granted will be exercisable in accordance with its terms, provided that no option will be exercisable more than ten years after the date it is granted.
     An exercise of an option shall be made in written notice to United of the election and of the number of shares to be purchased. Such notice shall be accompanied by full payment for shares acquired at the time that an option, or any part thereof, is exercised. Full payment for shares acquired shall be made in cash or such other form as determined by the Compensation Committee at the time an option, or any part thereof, is exercised. The rights of a recordholder of stock with respect to such shares will not accrue until a certificate for the shares is issued.
Order of Exercise
     Any vested option granted pursuant to the 2006 Plan may be exercised in any order, at the discretion of the optionee.

Employment Status of Optionee
     Except for disability and death, each vested option, to the extent it shall not have been exercised, shall terminate three (3) months after the termination of employment of the optionee. In the event termination of employment is the result of permanent and total disability, each vested option shall terminate one (1) year after the termination of employment of the optionee. This limitation is waived entirely for exercises by estates or by persons receiving vested options because of the death of the optionee. However, nothing shall operate to extend the term of the option beyond the term stated in the agreement granting the option. Any option that is not vested at the time of an optionee’s termination or death will expire commensurate with such termination of employment or death as applicable.
Nonassignable and Nontransferable Options
     Each option, and all rights thereunder, shall be nonassignable and nontransferable other than by will or the laws of descent and distribution. With the exception for disability, during an optionee’s lifetime, an option may only be exercised by the optionee. If an optionee suffers total and permanent disability, an option may be exercised by the optionee, if capable, or by the optionee’s committee, guardian, attorney-at-law or other authorized person or entity. After the death of an optionee, an option may be exercised by his or her personal representative, devisee or heir, as the case may be.
Effective Date and Duration of the 2006 Plan
     The 2006 Plan became effective upon its approval by the shareholders of United at the 2006 Annual Meeting. The 2006 Plan will terminate five (5) years from its effective date, but the termination shall not affect option rights granted before the date of termination.
Allocation of Shares
     A total of 1,500,000 shares of United’s authorized but unissued common stock, $2.50 par value, will be allocated for the 2006 Plan. If an option under the 2006 Plan expires or terminates unexercised as to any shares covered thereby, such shares may be thereafter available for granting of options under the 2006 Plan. The number, kind, or class (or any combination thereof) of shares of stock under the 2006 Plan; the grant limitations under Section 4 of the 2006 Plan; the number, kind or class (or any combination thereof) of shares subject to the 2006 Plan of shares of stock subject to options; and the exercise price of the options must be adjusted by the Compensation Committee in an equitable manner to reflect any change in the capitalization of the Company including but not limited to stock dividends or stock splits.
     Each Plan year, 400,000 options will be considered for award to eligible employees; however, not all of the 400,000 options are required to be awarded in that year. Any ungranted options from the prior year(s) will be added to the current year’s available options for the Committee’s consideration for the granting of options. The total number of options that may be granted in any one year, with the exception of the first year in which 400,000 will be considered for award, is the current year’s allocation plus the cumulative total of all ungranted and forfeited options of all prior years under the 2006 Plan. No employee may be granted in any calendar year options which total more than 60,000 shares.
Amendment and Discontinuance
     Subject to applicable law and the listing standards or requirements of any exchange on which United Stock is traded, the Board of Directors may at any time amend or discontinue the 2006 Plan. The Board of Directors may not, without the approval of the shareholders, amend the 2006 Plan to increase the maximum number of shares as to which options may be granted under the 2006 Plan, change the class of eligible employees, reduce the exercise price of outstanding options (except with respect to certain changes in capital structure as provided in Section 13 of the 2006 Plan), or lower the exercise price at which future options may be granted below the fair market value of the stock on the date the option is granted. Amendments may not alter the outstanding options without the consent of the optionee.
Tax Consequences
     The following discussion outlines generally the federal income tax consequences of participation in the 2006 Plan. Individual circumstances may vary and each recipient should rely on his or her own tax counsel for advice regarding federal income tax treatment under the 2006 Plan. Furthermore, any tax advice contained in this discussion is not intended to be used, and cannot be used, to avoid penalties under the Internal Revenue Code.
     All options granted under the 2006 Plan will be non-statutory stock options (NSOs), i.e. options that do not qualify as incentive stock options under Section 422 of the Internal Revenue Code. A recipient will not recognize income upon a grant of an option or at any time prior to the exercise of the option or portion thereof. An individual who exercises a non-statutory stock option (NSO) will recognize compensation taxable as ordinary income in the year the option is exercised in an amount equal to the excess of the fair market value of the shares purchased on the exercise date over the purchase price. United is entitled to a tax deduction in an amount equal to the ordinary income recognized by the optionee. The excess of the proceeds from any subsequent sale of the shares purchased over the fair market value on the date of exercise is taxed as long-term capital gain if the shares are held more than one year and as short-term capital gain if held one year or less.
Item 8.01. Other Events
     On May 15, 2006, at the 2006 Annual Meeting, the following directors were elected by United’s shareholders to serve on the Company’s Board of Directors until the 2007 Annual Meeting of Shareholders: Richard M. Adams, Robert G. Astorg, Thomas J.

Blair, III, W. Gaston Caperton, III, Lawrence K. Doll, Theodore J. Georgelas, F. T. Graff, Jr., Russell L. Isaacs, John M. McMahon, J. Paul McNamara, G. Ogden Nutting, William C. Pitt, III, I. N. Smith, Jr., Mary K. Weddle, and P. Clinton Winter, Jr. Each director elected will continue in office until his successor has been duly elected and qualified or until his death, resignation or retirement.
     Also at the 2006 Annual Meeting, United’s shareholders ratified the selection of Ernst & Young LLP, Charleston, West Virginia as the independent registered public accounting firm for United to audit the consolidated financial statements of United and its subsidiaries for the fiscal year ending December 31, 2006.
     At its May 15, 2006 board meeting, the Board of Directors declared a second quarter dividend of 27¢ per share and approved a new plan to repurchase up to 1.7 million shares of United’s common stock, or approximately 4% of the issued and outstanding shares of United, on the open market.
     The second quarter dividend of 27¢ per share will be for shareholders of record as of June 9, 2006. The dividend will be payable on July 3, 2006.
     The timing, price and quantity of purchases under the plan will be at the discretion of management and the plan may be discontinued, suspended or restarted at any time depending on the facts and circumstances. United’s management believes the repurchase plan, depending upon market and business conditions, will provide capital management opportunities and build value for the Company’s shareholders. Shares repurchased under the plan will be available to fund employee benefit programs as well as for a variety of other corporate purposes, including potential acquisitions.
     Attached as Exhibit 99.1 is a copy of the press release relating to the announcement of the second quarter dividend and new stock repurchase plan, which is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits
(c)     Exhibits.
10.1	United Bankshares, Inc. 2006 Stock Option Plan

10.2	United Bankshares, Inc. 2006 Stock Option Plan Option Agreement

99.1	Press Release, dated May 16, 2006, issued by United Bankshares, Inc.

SIGNATURES
     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED BANKSHARES, INC.

Date: May 16, 2006	By:	/s/ Steven E. Wilson

Steven E. Wilson, Executive Vice President, Treasurer, Secretary and Chief Financial Officer